PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(to Prospectus Dated January 23, 2015)	Commission File No. 333-201442

$12,000,000 of Shares of
Series E Convertible Preferred Stock

We are offering directly to certain investors: (i) 12,000 shares of our Series E Convertible Preferred Stock, par value $0.01 per share (“Series E Preferred”), for $1,000 per share, as well as shares of our common stock, par value $0.01 per share (“Common Stock”) issuable from time to time upon conversion of the Series E Preferred Stock.

Our Common Stock trades on the OTCQB Marketplace under the trading symbol “IWSY.” The closing price of our Common Stock on January 28, 2015 was $1.85. There is no established public trading market for the Series E Preferred and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series E Preferred on any national securities exchange or any other market.

Pursuant to the terms and conditions of the Certificate of Designations, Preferences, Rights and Limitations of the Series E Convertible Preferred Stock, filed with the Delaware Secretary of State on January 29, 2015 (the “Certificate of Designation”), each share of Series E Preferred accrues dividends at a rate of 8% per annum if the Company chooses to pay accrued dividends in cash, and 10% per annum if the Company chooses to pay accrued dividends in shares of Common Stock.  Each share of Series E Preferred is convertible into approximately 526 shares of Common Stock, which amount is equal to the per share liquidation preference of the Series E Preferred of $1,000 (the “Liquidation Preference”), divided by the Conversion Price set forth in the Certificate of Designation, currently $1.90 per share.  For a more detailed description of the Series E Preferred, see “Description of Securities We Are Offering” on page S-15.

You should read carefully this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus before you invest. Investing in our securities involves a high degree of risk. These risks are described under the caption “Risk Factors” beginning on page S-6 of this prospectus supplement and in the accompanying base prospectus and the documents incorporated by reference herein or therein.

We expect that delivery of the shares of Series E Preferred being offered pursuant to this prospectus supplement will be made to the purchasers within five business days after completion of the offering.

As of January 28, 2015, the aggregate market value of our outstanding shares of Common Stock held by non-affiliates was approximately $95.7 million, based on 51,726,951 shares of outstanding Common Stock held by non-affiliates as of such date, and a price per share of $1.85, the closing price for our Common Stock on January 28, 2015, as reported by on the OTCQB Marketplace. We have not offered any securities during the 12 calendar months prior to and including the date of this prospectus pursuant to General Instruction I.B.1 of Form S-3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated January 29, 2015

IMAGEWARE SYSTEMS, INC.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts, this prospectus supplement and the accompanying base prospectus, both of which are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.

The two parts of this document include: (i) this prospectus supplement, which describes the specific details regarding this offering of shares of Series E Preferred; and (ii) the accompanying base prospectus, which provides a general description of the securities we may offer, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statements so modified or superseded will be deemed not to constitute a part of this prospectus except as so modified or superseded.

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus. That registration statement can be read on the SEC website or at the SEC offices mentioned below under the heading “Where You Can Find More Information.”

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus we prepare or authorize. We have not authorized anyone to provide you with different or additional information, and we take no responsibility for any other information that others may give you. If you receive any other information, you should not rely on it.

This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which this prospectus supplement relates, nor do this prospectus supplement and the accompanying base prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information in this prospectus supplement and the accompanying base prospectus is accurate at any date other than the date indicated on the cover page of this prospectus supplement or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations or prospects may have changed since that date.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed in connection with this offering or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date.

Unless the context otherwise requires, we use the terms “ImageWare Systems,” the “Company,” “we,” “us” and “our” in this prospectus supplement and base prospectus to refer to ImageWare Systems, Inc. and its subsidiaries on a consolidated basis.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement includes forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our ability to implement our business strategy;

●	anticipated trends and challenges in our business and the markets in which we operate;

●	our expected future financial performance;

●	our expectations regarding our operating expenses;

●	our ability to anticipate market needs or develop new or enhanced products to meet those needs;

●	our expectations regarding market acceptance of our products;

●	our ability to compete in our industry and innovation by our competitors;

●	our ability to protect our confidential information and intellectual property rights;

●	our ability to successfully identify and manage any potential acquisitions;

●	our ability to manage expansion into international markets;

●	our ability to maintain or broaden our business relationships and develop new relationships with strategic alliances, suppliers, customers, distributors or otherwise;

●	our ability to recruit and retain qualified sales, technical and other key personnel;

●	our ability to obtain additional financing; and

●	our ability to manage growth.

All forward-looking statements involve risks, assumptions and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results. See the section titled “Risk Factors” and elsewhere in this prospectus supplement and base prospectus for a more complete discussion of these risks, assumptions and uncertainties and for other risks and uncertainties. These risks, assumptions and uncertainties are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Prospectus might not occur.

Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other things contemplated by the forward-looking statements will not occur. Forward-looking statements in this prospectus supplement are based on management’s beliefs and opinions at the time the statements are made. The forward-looking statements contained in this prospectus supplement are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this prospectus supplement are made as of the date of this prospectus supplement and we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information, future events or otherwise, except as required by applicable securities laws.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement. This summary does not contain all the information you should consider before buying our securities. You should read the following summary together with the more detailed information appearing in this prospectus supplement, including our risk factors beginning on page S-6, before deciding whether to purchase the securities offered hereby.

 Overview

We are a pioneer and leader in the market for biometrically enabled software-based identity management solutions. We develop mobile and cloud-based identity management solutions providing biometric, secure credential and law enforcement technologies. Our patented biometric product line includes our flagship product, the Biometric Engine®, a hardware and algorithm independent multi-biometric engine, enables the enrollment and management of unlimited population sizes.  Our identification products are used to create, issue and manage secure credentials, including national IDs, passports, driver's licenses, smart cards and access control credentials. Our digital booking products provide law enforcement with integrated mugshots, fingerprint livescans, and investigative capabilities.  We are headquartered in San Diego, California, with offices in Portland, Oregon, Washington, D.C., Mexico, and Ottawa, Ontario.

               Historically, we have marketed our products to government entities at the federal, state and local levels, however, the emergence of cloud based computing, a mobile market that demands increased security and interoperable systems, and the proven success of our products in the government markets, has enabled us to enlarge our target market focus to include the emerging consumer and non-government enterprise marketplace.

Recent Developments

Recent Contracts

On June 27, 2014, the Company announced that it was selected to implement a multi-modal biometric driver license system for the State of Baja California, Mexico.  The contract was awarded by the Funciones Ocupacionales Insha, S.A. de C.V., the prime contractor on the project.  The contract is valued at more than $1.0 million and its software will help generate more than one million driver licenses over the next three years. The Company anticipates that it will receive one-time license fees for its software upon delivery, and ongoing payments for its professional services and maintenance as delivered.  The Company will help to deploy the system at governmental offices in the largest cities in the state, including Tijuana, Mexicali, Tecate and Rosarito, as well as implement mobile stations through the state. The project began in the third quarter of 2014.

Lines of Credit

The Company currently has two unsecured lines of credit, one with maximum available borrowings of up to $5.0 million that matures in March 2017 (the “$5.0 Million Line of Credit”) and another with maximum available borrowings of up to $500,000 that matures in March 2015 (the “$500K Line of Credit”) (together, the “Lines of Credit”). The Lines of Credit were extended by two existing members of our Board of Directors (the “Holders”) and, at the election of the Holders, are convertible into shares of the Company’s Common Stock at prices ranging from $0.95 per share to $2.30 per share, in accordance with the terms and conditions of the Lines of Credit.

Advances under the Lines of Credit are made at the Company’s request. As of January 28, 2015, the Company had received $2.3 million in advances under the $5.0 Million Line of Credit and no advances under the $500K Line of Credit. In connection with the shares of Series E Preferred offered pursuant to this prospectus supplement, the Holder of the $5.0M Line of Credit has agreed to exchange $1.95 million of the outstanding balance under the $5.0M Line of Credit, plus all accrued but unpaid interest (the “Outstanding Balance”), for that number of shares of Series E Preferred with a Liquidation Preference equal to the Outstanding Balance, or approximately 2,000 shares of Series E Preferred.   The Company intends to repay the remaining $350,000 advanced under the terms of the $5.0 Million Line of Credit from the proceeds of the sale of Series E Preferred offered pursuant to this prospectus supplement.

THE OFFERING

Series E Preferred Stock and Common Stock we are offering pursuant to the prospectus supplement	12,000 shares of Series E Preferred. This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon conversion of the Series E Preferred (the “Conversion Shares”).

Conversion	Each share of Series E Preferred is convertible into approximately 526 shares of our Common Stock at any time at the option of the holder.

Liquidation Preference
In the event of our liquidation, dissolution or winding up, holders of the Series E Preferred will receive a payment equal to $1,000 per share of Series E Preferred before any proceeds are distributed to the holders of Common Stock. After the payment of this preferential amount, and subject to the rights of holders of our Series B Preferred Stock (“Series B Preferred”) and any additional class or series of capital stock hereafter created specifically ranking by its terms senior to the Series E Preferred, the holders of Series E Preferred will participate ratably in the distribution of any remaining assets with the Common Stock and any other class or series of our capital stock hereafter created that participates with the Common Stock in such distributions.

Voting Rights	Shares of Series E Preferred will vote alongside holders of our Common Stock, on an as-converted basis.

Dividends
Each share of Series E Preferred accrues dividends at a rate of 8% per annum if we choose to pay accrued dividends in cash, and 10% per annum if we choose to pay accrued dividends in shares of Common Stock.

Ranking
The Series E Preferred will rank (i) senior to our Common Stock, (ii) senior to any class or series of capital stock created after the issuance of the Series E Preferred, (iii) junior to all debt outstanding before or after the issuance of the Series E Preferred, and (iv) junior to our Series B Preferred.

Board of Director Designation:
In the event we pays dividends through the issuance of shares of Common Stock for four (4) or more consecutive quarters, holders of the Series E Preferred will have the ability to appoint one member to our Board of Directors.

Debt Restriction
As long as any the Series E Preferred is outstanding, we cannot incur any indebtedness other than (i) indebtedness existing prior to January 28, 2015, (ii) trade payables incurred in the ordinary course of business consistent with past practice, (iii) non-trade debt of up to $500,000, (iv) commercial bank loans in an aggregate amount of $2.0 million at any point in time, or (v) monies borrowed under the Lines of Credit in an amount not to exceed $3.5 million.

$5.0M Line of Credit Exchange
The Holder of the $5.0M Line of Credit has agreed to exchange the Outstanding Balance of the $5.0M Line of Credit for that number of shares of Series E Preferred with a Liquidation Preference equal to the Outstanding Balance, or approximately 2,000 of the 12,000 shares of Series E Preferred offered hereunder (the “Line of Credit Exchange”).

Use of proceeds
We estimate that the net proceeds from this offering, after giving effect to the Line of Credit Exchange and deducting offering expenses, will be approximately $9.925 million. We currently intend to use the proceeds from this offering for research and development, working capital needs, capital expenditures, extinguishment of certain indebtedness, and other general corporate purposes.

Risk Factors
See “Risk Factors” beginning on page S-6 of this prospectus supplement or otherwise incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our securities.

Trading Symbol	IWSY

RISK FACTORS

An investment in the securities offered hereby involves a high degree of risk. Before investing in our securities, you should consider carefully the specific risks detailed in this “Risk Factors” section. If any of these risks occur, our business, results of operations and financial condition could be harmed, the price of our securities, including our Common Stock, could decline, and you may lose all or part of your investment.

We have a history of significant recurring losses totaling approximately $134 million at September 30, 2014, and these losses may continue in the future.

As of September 30, 2014 and December 31, 2013, we had an accumulated deficit of $134 and $128 million, respectively, and these losses may continue in the future. We expect to continue to incur significant sales and marketing, research and development, and general and administrative expenses. As a result, we will need to generate significant revenues to achieve profitability, and we may never achieve profitability.

In the event the offering contemplated by this prospectus supplement is not successful, we may be required to increase the amount borrowed under the existing $5.0 Million Line of Credit and/or seek additional debt or equity financing to fund our short-term working capital requirements, which borrowings and financing may not be available to us.

    Subsequent to September 30, 2014, we incurred borrowings under the $5.0 Million Line of Credit, of which $2.7 million was available at January 28, 2015. If the offering of shares of Series E Preferred pursuant to this prospectus supplement is not successful, we anticipate needing to increase our borrowings under the $5.0 Million Line of Credit to continue to fund our working capital needs, thereby increasing the aggregate amount of indebtedness due and payable on or before the maturity date of the $5.0 Million Line of Credit in March 2017.

    Assuming we do not complete our offering of Series E Preferred stock, we do not anticipate generating sufficient revenue and profit to repay borrowings under the $5.0 Million Line of Credit in full when due. Therefore, unless the holder of the note issued under the $5.0 Million Line of Credit converts any outstanding balance into shares of Common Stock, we will need to seek an extension of the maturity date of the $5.0 Million Line of Credit on or before March 27, 2017. If we are unable to extend the maturity date of the $5.0 Million Line of Credit, we will be required to raise additional capital through debt and/or equity financing to continue our operations.  No assurances can be given that any such financing will be available to us on favorable terms, if at all. Aside from the offering contemplated by this prospectus supplement, we do not have any commitments for alternative financing or for an extension of the maturity date of the $5.0 Million Line of Credit past March 2017 at this time. The inability to obtain debt or equity financing in a timely manner and in amounts sufficient to fund our operations, if necessary, would have an immediate and substantial adverse impact on our business, financial condition or results of operations.

We do not currently believe that our existing cash resources are sufficient to meet our anticipated needs over the next twelve months, causing substantial doubt about our ability to continue as a going concern.

At September 30, 2014, our principal sources of liquidity consisted of cash and cash equivalents of $488,000 and accounts receivable, net of $261,000.  As of September 30, 2014, we had negative working capital of approximately $1.6 million, which included approximately $2.0 million of deferred revenue. We have a history of recurring losses, and as of September 30, 2014, we have incurred a cumulative net loss of approximately $134.3 million.

Due to our reoccurring losses and the uncertainty of our ability to meet our cash requirements to fund our current operations, working capital, and spending over the next 12 months, there is substantial doubt about our ability to continue as a going concern, which may materially adversely affect our ability to raise new capital or to enter into critical contractual relations with third parties. If we fail to raise additional capital, including from sales revenues, loans or other external funding sources, we may be required to change our planned business strategies. If we are unable to obtain adequate financing, we may not be able to successfully develop and market our software products and services. As a result, we would need to curtail business operations, which would have a material negative effect on operating results, the value of our outstanding stock is likely to fall, and our business may fail, causing our stockholders to lose their entire investments.

Our operating results have fluctuated in the past and are likely to fluctuate significantly in the future.

Our operating results have fluctuated in the past.  These fluctuations in operating results are the consequence of:

●	varying demand for and market acceptance of our technology and products;

●	changes in our product or customer mix;

●	the gain or loss of one or more key customers or their key customers, or significant changes in the financial condition of one or more of our key customers or their key customers;

●	our ability to introduce, certify and deliver new products and technologies on a timely basis;

●	the announcement or introduction of products and technologies by our competitors;

●	competitive pressures on selling prices;

●	costs associated with acquisitions and the integration of acquired companies, products and technologies;

●	our ability to successfully integrate acquired companies, products and technologies;

●	our accounting and legal expenses; and

●	general economic conditions.

These factors, some of which are not within our control, will likely continue in the future. To respond to these and other factors, we may need to make business decisions that could result in failure to meet financial expectations. If our quarterly operating results fail to meet or exceed the expectations of securities analysts or investors, our stock price could drop suddenly and significantly. Most of our expenses, such as employee compensation, inventory and debt repayment obligations, are relatively fixed in the short term. Moreover, our expense levels are based, in part, on our expectations regarding future revenue levels. As a result, if our revenue for a particular period were below our expectations, we would not be able to proportionately reduce our operating expenses for that period. Any revenue shortfall would have a disproportionately negative effect on our operating results for the period.

We depend upon a small number of large system sales ranging from $100,000 to in excess of $2,000,000 and we may fail to achieve one or more large system sales in the future.

Historically, we have derived a substantial portion of our revenues from a small number of sales of large, relatively expensive systems, typically ranging in price from $100,000 to $2,000,000. If we fail to receive orders for these large systems in a given sales cycle on a consistent basis, our business could be significantly harmed. Further, our quarterly results are difficult to predict because we cannot predict in which quarter, if any, large system sales will occur in a given year. As a result, we believe that quarter-to-quarter comparisons of our results of operations are not a good indication of our future performance. In some future quarters, our operating results may be below the expectations of securities analysts and investors, in which case the market price of our Common Stock may decrease significantly.

Our lengthy sales cycle may cause us to expend significant resources for as long as one year in anticipation of a sale to certain customers, yet we still may fail to complete the sale.

When considering the purchase of a large computerized identity management system, potential customers of ours may take as long as eighteen months to evaluate different systems and obtain approval for the purchase. Under these circumstances, if we fail to complete a sale, we will have expended significant resources and received no revenue in return. Generally, customers consider a wide range of issues before committing to purchase our products, including product benefits, ability to operate with their current systems, product reliability and their own budgetary constraints. While potential customers are evaluating our products, we may incur substantial selling costs and expend significant management resources in an effort to accomplish potential sales that may never occur. In times of economic recession, our potential customers may be unwilling or unable to commit resources to the purchase of new and costly systems.

 A significant number of our customers and potential customers are government agencies that are subject to unique political and budgetary constraints and have special contracting requirements, which may affect our ability to obtain new and retain current government customers.

A significant number of our customers are government agencies. These agencies often do not set their own budgets and therefore have little control over the amount of money they can spend from quarter-to-quarter or year-to-year. In addition, these agencies experience political pressure that may dictate the manner in which they spend money. Due to political and budgetary processes and other scheduling delays that may frequently occur relating to the contract or bidding process, some government agency orders may be canceled or substantially delayed, and the receipt of revenues or payments from these agencies may be substantially delayed. In addition, future sales to government agencies will depend on our ability to meet government contracting requirements, certain of which may be onerous or impossible to meet, resulting in our inability to obtain a particular contract. Common requirements in government contracts include bonding requirements, provisions permitting the purchasing agency to modify or terminate at will the contract without penalty, and provisions permitting the agency to perform investigations or audits of our business practices, any of which may limit our ability to enter into new contracts or maintain our current contracts.

During the nine-months ended September 30, 2014, two customers accounted for approximately 38% our total revenues. Any material decrease in revenue from these customers, or in the event the Company is unable to replace the revenue with additional customers, our financial condition and results from operations could be materially and adversely affected.

 During the nine-months ended September 30, 2014, two customers accounted for approximately 38% or $346,000 of our total revenues. If these customers were to significantly reduce their relationship with the Company, or in the event the Company is unable to replace the revenue through the sale of its products to additional customers, the Company’s financial condition and results from operations could be negatively impacted, and such impact would be material.

We occasionally rely on systems integrators to manage our large projects, and if these companies do not perform adequately, we may lose business.

We occasionally act as a subcontractor to systems integrators who manage large projects that incorporate our systems, particularly in foreign countries. We cannot control these companies, and they may decide not to promote our products or may price their services in such a way as to make it unprofitable for us to continue our relationship with them. Further, they may fail to perform under agreements with their customers, in which case we might lose sales to these customers. If we lose our relationships with these companies, our business, financial condition and results of operations may suffer.

If the patents we own or license, or our other intellectual property rights, do not adequately protect our products and technologies, we may lose market share to our competitors and our business, financial condition and results of operations would be adversely affected.

Our success depends significantly on our ability to protect our rights to the technologies used in our products. We rely on patent protection, trade secrets, as well as a combination of copyright and trademark laws and nondisclosure, confidentiality and other contractual arrangements to protect our technology. However, these legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. In addition, we cannot be assured that any of our current and future pending patent applications will result in the issuance of a patent to us. The U.S. Patent and Trademark Office (“PTO”) may deny or require significant narrowing of claims in our pending patent applications, and patents issued as a result of the pending patent applications, if any, may not provide us with significant commercial protection or may not be issued in a form that is advantageous to us. We could also incur substantial costs in proceedings before the PTO. These proceedings could result in adverse decisions as to the claims included in our patents.

Our issued and licensed patents and those that may be issued or licensed in the future may be challenged, invalidated or circumvented, which could limit our ability to stop competitors from marketing related products. Additionally, upon expiration of our issued or licensed patents, we may lose some of our rights to exclude others from making, using, selling or importing products using the technology based on the expired patents. We also must rely on contractual rights with the third parties that license technology to us to protect our rights in the technology licensed to us. Although we have taken steps to protect our intellectual property and technology, there is no assurance that competitors will not be able to design around our patents. We also rely on unpatented proprietary technology. We cannot assure you that we can meaningfully protect all our rights in our unpatented proprietary technology or that others will not independently develop substantially equivalent proprietary products or processes or otherwise gain access to our unpatented proprietary technology. We seek to protect our know-how and other unpatented proprietary technology with confidentiality agreements and intellectual property assignment agreements with our employees. However, such agreements may not provide meaningful protection for our proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements or in the event that our competitors discover or independently develop similar or identical designs or other proprietary information. In addition, we rely on the use of registered and common law trademarks with respect to the brand names of some of our products. Our common law trademarks provide less protection than our registered trademarks. Loss of rights in our trademarks could adversely affect our business, financial condition and results of operations.

Furthermore, the laws of foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States. If we fail to apply for intellectual property protection or if we cannot adequately protect our intellectual property rights in these foreign countries, our competitors may be able to compete more effectively against us, which could adversely affect our competitive position, as well as our business, financial condition and results of operations.

If third parties claim that we infringe their intellectual property rights, we may incur liabilities and costs and may have to redesign or discontinue selling certain products.

Whether a product infringes a patent involves complex legal and factual issues, the determination of which is often uncertain. We face the risk of claims that we have infringed on third parties’ intellectual property rights. Searching for existing intellectual property rights may not reveal important intellectual property and our competitors may also have filed for patent protection, which is not as yet a matter of public knowledge, or claimed trademark rights that have not been revealed through our availability searches. Our efforts to identify and avoid infringing on third parties’ intellectual property rights may not always be successful. Any claims of patent or other intellectual property infringement, even those without merit, could:

●	increase the cost of our products;

●	be expensive and time consuming to defend;

●	result in us being required to pay significant damages to third parties;

●	force us to cease making or selling products that incorporate the challenged intellectual property;

●	require us to redesign, reengineer or rebrand our products;

●	require us to enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property, the terms of which may not be acceptable to us;

●	require us to indemnify third parties pursuant to contracts in which we have agreed to provide indemnification to such parties for intellectual property infringement claims;

●	divert the attention of our management; and

●	result in our customers or potential customers deferring or limiting their purchase or use of the affected products until the litigation is resolved.

 In addition, new patents obtained by our competitors could threaten a product’s continued life in the market even after it has already been introduced.

We operate in foreign countries and are exposed to risks associated with foreign political, economic and legal environments and with foreign currency exchange rates.

 We have significant foreign operations. As a result, we are exposed to risks, including among others, risks associated with foreign political, economic and legal environments and with foreign currency exchange rates. Our results may be adversely affected by, among other things, changes in government policies with respect to laws and regulations, anti-inflation measures, currency conversions, collection of receivables abroad and rates and methods of taxation.

We depend on key personnel, the loss of any of whom could materially adversely affect future operations.

 Our success will depend to a significant extent upon the efforts and abilities of our executive officers and other key personnel. The loss of the services of one or more of these key employees and any negative market or industry perception arising from the loss of such services could have a material adverse effect on us and the trading price of our Common Stock.  Our business will also be dependent upon our ability to attract and retain qualified personnel. Acquiring and keeping these personnel could prove more difficult or cost substantially more than estimated and we cannot be certain that we will be able to retain such personnel or attract a high caliber of personnel in the future.

We face competition from companies with greater financial, technical, sales, marketing and other resources, and, if we are unable to compete effectively with these competitors, our market share may decline and our business could be harmed.

We face competition from other established companies. A number of our competitors have longer operating histories, larger customer bases, significantly greater financial, technological, sales, marketing and other resources than we do.  As a result, our competitors may be able to respond more quickly than we can to new or changing opportunities, technologies, standards or client requirements, more quickly develop new products or devote greater resources to the promotion and sale of their products and services than we can.  Likewise, their greater capabilities in these areas may enable them to better withstand periodic downturns in the identity management solutions industry and compete more effectively on the basis of price and production.  In addition, new companies may enter the markets in which we compete, further increasing competition in the identity management solutions industry.

 We believe that our ability to compete successfully depends on a number of factors, including the type and quality of our products and the strength of our brand names, as well as many factors beyond our control. We may not be able to compete successfully against current or future competitors, and increased competition may result in price reductions, reduced profit margins, loss of market share and an inability to generate cash flows that are sufficient to maintain or expand the development and marketing of new products, any of which would adversely impact our results of operations and financial condition.

Risks Relating to this Offering of Securities

There is no public market for the Series E Preferred offered in this offering.

The Series E Preferred will be a new issue of securities for which there is currently no public market. The Series E Preferred is not listed on any national securities exchange. We can not assure you that a market will develop. Accordingly without an active market, the liquidity of the Series E Preferred will be limited. If a market for the Series E Preferred were to develop, the Series E Preferred could trade at prices that may be higher or lower than the initial offering price depending upon many factors, including the price of our Common Stock, prevailing interest rates, our operating results and the markets for similar securities.

Increases in market interest rates may adversely affect the market price of the Series E Preferred.

One of the factors that will influence the market price of the Series E Preferred is the annual yield from dividends on the Series E Preferred, as compared to yields on other financial instruments. An increase in market interest rates generally will result in higher yields on other financial instruments, which could adversely affect the market price of the Series E Preferred.

The substantial number of shares of our Common Stock issuable upon conversion of the Series E Preferred sold in this offering could cause the price of our Common Stock to decline.

In this offering we are selling 12,000 shares of our Series E Preferred, which shares are convertible into an aggregate total of 6,315,789 shares of our Common Stock, or approximately 6.8% of our outstanding Common Stock as of January 28, 2015. This sale and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares of Common Stock for sale will have on the market price of our Common Stock.

We may allocate the net proceeds from this Offering in ways that differ from our estimates based on our current plans and assumptions discussed in the section titled "Use of Proceeds" and with which you may not agree.

The allocation of net proceeds of the offering set forth in the “Use of Proceeds” section of this prospectus represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and related rate of growth. We may find it necessary or advisable to use portions of the proceeds from this Offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section in this prospectus entitled “Use of Proceeds”. You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other stockholders may not agree with our decisions. See “Use of Proceeds” for additional information.

Risks Related to Our Securities

Our Common Stock is subject to “penny stock” rules.

 Our stock is currently defined as a “penny stock” under Rule 3a51-1 promulgated under the Exchange Act.  “Penny stocks” are subject to Rules 15g-2 through 15g-7 and Rule 15g-9, which impose additional sales practice requirements on broker-dealers that sell penny stocks to persons other than established customers and institutional accredited investors. Among other things, for transactions covered by these rules, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. Consequently, these rules may affect the ability of broker-dealers to sell our Common Stock and affect the ability of holders to sell their shares of our Common Stock in the secondary market. To the extent our Common Stock is subject to the penny stock regulations, the market liquidity for our shares will be adversely affected.

The holders of our preferred stock have certain rights and privileges that are senior to our Common Stock, and we may issue additional shares of preferred stock without stockholder approval that could have a material adverse effect on the market value of the Common Stock.

Our Board of Directors (“Board”) has the authority to issue a total of up to four million shares of preferred stock and to fix the rights, preferences, privileges, and restrictions, including voting rights, of the preferred stock, which typically are senior to the rights of the common stockholders, without any further vote or action by the common stockholders. The rights of our common stockholders will be subject to, and may be adversely affected by, the rights of the holders of the preferred stock that have been issued, or might be issued in the future. Preferred stock also could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. This could delay, defer, or prevent a change in control. Furthermore, holders of preferred stock may have other rights, including economic rights, senior to the Common Stock. As a result, their existence and issuance could have a material adverse effect on the market value of the Common Stock. We have in the past issued and may from time to time in the future issue, preferred stock for financing or other purposes with rights, preferences, or privileges senior to the Common Stock. As of January 29, 2015 we had two series of preferred stock outstanding, the Series B Preferred and Series E Preferred.

    The provisions of our Series B Preferred and Series E Preferred prohibit the payment of dividends on our Common Stock unless the dividends on those preferred shares are first paid. In addition, upon a liquidation, dissolution or sale of our business, the holders of the Series B Preferred and Series E Preferred will be entitled to receive, in preference to any distribution to the holders of Common Stock, initial distributions of $2.50 and $1,000 per share, respectively, plus all accrued but unpaid dividends.  We had cumulative undeclared dividends on the Series B Preferred and Series E Preferred of approximately $11,700 and $0 as of January 29, 2015.

Certain large shareholders may have certain personal interests that may affect the Company.

    As a result of the shares issued to Goldman Capital Management and related entities (together, “Goldman”) in connection with certain private placement transactions, Goldman beneficially owns, in the aggregate, approximately 36% of the Company’s outstanding voting securities, based on the 93,507,150 shares of our Common Stock issued and outstanding on January 28, 2015.   Additionally, Neal Goldman, principal of Goldman, serves as a director on our Board.  As a result, Goldman has the potential ability to exert influence over both the actions of the Board and the outcome of issues requiring approval by the Company’s shareholders.  This concentration of ownership may have effects such as delaying or preventing a change in control of the Company that may be favored by other shareholders or preventing transactions in which shareholders might otherwise recover a premium for their shares over current market prices.

Our stock price has been volatile, and your investment in our Common Stock could suffer a decline in value.

 There has been significant volatility in the market price and trading volume of equity securities, which is unrelated to the financial performance of the companies issuing the securities. These broad market fluctuations may negatively affect the market price of our Common Stock. You may not be able to resell your shares at or above the price you pay for those shares due to fluctuations in the market price of our Common Stock caused by changes in our operating performance or prospects and other factors.

Some specific factors that may have a significant effect on our Common Stock market price include:

●	actual or anticipated fluctuations in our operating results or future prospects;

●	our announcements or our competitors’ announcements of new products;

●	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	changes in our growth rates or our competitors’ growth rates;

●	developments regarding our patents or proprietary rights or those of our competitors;

●	our inability to raise additional capital as needed;

●	substantial sales of Common Stock underlying warrants and preferred stock;

●	concern as to the efficacy of our products;

●	changes in financial markets or general economic conditions;

●	sales of Common Stock by us or members of our management team; and

●	changes in stock market analyst recommendations or earnings estimates regarding our Common Stock, other comparable companies or our industry generally.

Our future sales of our Common Stock could adversely affect its price and our future capital-raising activities could involve the issuance of equity securities, which would dilute shareholders’ investments and could result in a decline in the trading price of our Common Stock.

We may sell securities in the public or private equity markets if and when conditions are favorable, even if we do not have an immediate need for additional capital at that time. Sales of substantial amounts of our Common Stock, or the perception that such sales could occur, could adversely affect the prevailing market price of our Common Stock and our ability to raise capital. We may issue additional Common Stock in future financing transactions or as incentive compensation for our executive management and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding shares of Common Stock. The market price for our Common Stock could decrease as the market takes into account the dilutive effect of any of these issuances. Furthermore, we may enter into financing transactions at prices that represent a substantial discount to the market price of our Common Stock. A negative reaction by investors and securities analysts to any discounted sale of our equity securities could result in a decline in the trading price of our Common Stock.

Our corporate documents and Delaware law contain provisions that could discourage, delay or prevent a change in control of our company.

Provisions in our certificate of incorporation and bylaws may discourage, delay or prevent a merger or acquisition involving us that our stockholders may consider favorable. For example, our certificate of incorporation authorizes preferred stock, which carries special rights, including voting and dividend rights. With these rights, preferred stockholders could make it more difficult for a third party to acquire us.

We are also subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. Under these provisions, if anyone becomes an “interested stockholder,” we may not enter into a “business combination” with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change of control. For purposes of Section 203, “interested stockholder” means, generally, someone owning 15% or more of our outstanding voting stock or an affiliate of ours that owned 15% or more of our outstanding voting stock during the past three years, subject to certain exceptions as described in Section 203.

We do not expect to pay cash dividends on our Common Stock for the foreseeable future.

We have never paid cash dividends on our Common Stock and do not anticipate that any cash dividends will be paid on the Common Stock for the foreseeable future. The payment of any cash dividend by us will be at the discretion of our Board and will depend on, among other things, our earnings, capital, regulatory requirements and financial condition. Furthermore, the terms of our Series B Preferred and Series E Preferred directly limit our ability to pay cash dividends on our Common Stock.

USE OF PROCEEDS

We estimate receiving net proceeds from the sale of the Series E Preferred in this offering of approximately $9.925 million, after giving effect to the exchange of the Outstanding Balance under the $5.0M Line of Credit for approximately 2,000 shares of Series E Preferred and deducting estimated offering expenses payable by us.

We intend to use the net proceeds of this offering for working capital and other general corporate purposes, including the repayment of approximately $350,000 remaining due under the $5.0M Line of Credit. Such purposes may include research and development expenditures and capital expenditures. Pending use of the net proceeds, we intend to invest the net proceeds in interest-bearing, investment-grade securities.

DILUTION

Our net tangible book value on September 30, 2014 was $(2,408,000), or $(0.026) per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of our Common Stock in this offering (assuming conversion of all shares of Series E Preferred into Common Stock) and the pro forma net tangible book value per share of our Common Stock immediately after this offering.

After giving effect to the sale of 12,000 shares of Series E Preferred in this offering at an offering price of $1,000 per share, assuming the conversion of all 12,000 shares of our Series E Preferred into 6,315,789 shares of our Common Stock and after deducting all estimated offering expenses payable by us, our pro forma net tangible book value as of September 30, 2014 would have been approximately $9,517,000, or $0.095 per share of Common Stock based on 93,507,150 shares of our Common Stock outstanding as of January 29, 2015. This represents an immediate increase in net tangible book value of $0.121 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.095 per share to the investor participating in this offering. The following table illustrates this dilution per share to the investor participating in this offering:

Offering price per share, as if converted to Common Stock		$1.90
Net tangible book value per share as of September 30, 2014	$(0.026)
Increase in net tangible book value per share attributable to new investor purchasing our securities in this offering	$0.121

Pro forma net tangible book value per share after giving effect to the offering		0.095
Dilution per share to new investor purchasing our securities in this offering		$1.805

The above illustration of dilution per share to the investor participating in this offering assumes no exercise of outstanding options or warrants to purchase shares of our Common Stock.

The above discussion and table are based on 93,507,150 shares of our Common Stock outstanding as of January 29, 2015, and:

●
4,076,048 shares of Common Stock issuable upon the exercise of outstanding options under our 1999 Stock Option Plan (the “1999 Plan”), of which approximately 3,083,393 were exercisable as of January 28, 2015;

●	2,633,180 shares of Common Stock reserved for issuance in connection with future grants under 1999 Plan;
●	947,778 shares of Common Stock that have been reserved for issuance upon exercise of outstanding warrants, which have exercise prices ranging from $0.50 per share to $2.25 per share; and
●	48,269 shares of Common Stock reserved for issuance upon the exchange of outstanding shares of our Series B Preferred.

To the extent that options or warrants outstanding as of September 30, 2014 have been or may be exercised or other shares issued, the investor purchasing our Series E Preferred (including shares of Common Stock issuable upon conversion of the Series E Preferred) in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 12,000 shares of our Series E Preferred. The Common Stock offered by this prospectus supplement and the accompanying prospectus as Conversion Shares is described in the accompanying prospectus under the heading “Description of Common Stock.” The Series E Preferred offered by this prospectus supplement and the accompanying prospectus is described in the immediately following section of this prospectus supplement. The following description is subject to, and qualified in its entirety by the Certificate of Designation for the Series E Preferred, we anticipate filing as an exhibit to a Current Report on Form 8-K in connection with the projected closing of this offering on or before February 4, 2015. You should review a copy of the Certificate of Designation for a complete description of the powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series E Preferred.

Common Stock

For a description of our Common Stock, see “Description of Capital Stock” in the accompanying base prospectus.

Preferred Stock

Under the terms of our Certificate of Incorporation, as amended, our Board is authorized to issue up to 4.0 million shares of preferred stock in one or more series without stockholder approval. Our Board has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. Of the 4.0 million shares of preferred stock authorized, our Board has designated (all with par value of $0.01 per share): 750,000 shares as Series B Preferred and 12,000 shares of Series E Preferred. The terms of our Series B Preferred Stock is described under the heading “Description of Our Preferred Stock” in the accompanying base prospectus.

Series E Convertible Preferred Stock

Rank

The Series E Preferred will rank, as to dividends or distributions of assets upon our liquidation, dissolution or winding up whether voluntarily or involuntarily:

●	senior to our Common Stock;
●	senior to any class or series of capital stock created after the issuance of the Series E Preferred;
●	junior to all debt outstanding before or after the issuance of the Series E Preferred;
●	junior to the Series B Preferred.

Conversion

Each share of Series E Preferred is convertible into526.32 shares of our Common Stock (subject to adjustment as provided in the Certificate of Designation) at a per share price of $1.90 (the “Conversion Price”) at any time at the option of the holder.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, holders of Series E Preferred will receive a payment equal to $1,000 per share of Series E Preferred before any proceeds are distributed to the holders of our Common Stock. After the payment of this preferential amount, and subject to the rights of holders of any class or series of our capital stock hereafter created specifically ranking by its terms senior to the Series E Preferred and holders of Series E Preferred will participate ratably in the distribution of any remaining assets with the Common Stock and any other class or series of our capital stock hereafter created that participates with the Common Stock in such distributions.

Voting Rights

Shares of Series E Preferred will vote along side shares of out Common Stock, on an as-converted basis.

Dividends

Holders of Series E Preferred are entitled to receive, and we are required to pay on a quarterly basis, dividends on shares of the Series E Preferred at a rate of 8% per annum if we choose to pay accrued dividends in cash, and 10% per annum if we choose to pay accrued dividends in shares of Common Stock.

In the event that we elect to pay any dividends in Dividend Shares, we must use our best efforts to register the Dividend Shares under the Securities Act of 1933, as amended (the “Securities Act”), unless the Dividend Shares are freely tradable under Rule 144 of the Securities Act, without volume or manner-of-sale restrictions or current public information requirements.

Redemption

We are not obligated to redeem or repurchase any shares of Series E Preferred, but may call for redemption of the Series E Preferred, for 110% of the Stated Value, in the event of a Change in Control (as such term is defined in the Certificate of Designation), or, any time after the six-month period following the designation of the Series E Preferred, if the arithmetic average of the closing sale price of our Common Stock is or was at least 150% of the Conversion Price for twenty (20) consecutive trading days.

Listing

There is no established public trading market for the Series E Preferred, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series E Preferred on any national securities exchange or trading system.

Board of Director Designation

In the event we elect to pay accrued dividend through the issuance of shares of Common Stock over the course of four or more consecutive quarterly dividend payment dates, holders owning at least 50% of the Series E Preferred have the right to appoint one member to the Company’s Board.

Debt Restriction

As long as any the Series E Preferred is outstanding, we cannot incur any indebtedness other than (i) indebtedness existing prior to January 28, 2015, (ii) trade payables incurred in the ordinary course of business consistent with past practice, (iii) non-trade debt of up to $500,000, (iv) commercial bank loans in an aggregate amount of $2.0 million at any point in time, or (v) monies borrowed under the Lines of Credit in an amount not to exceed $3.5 million.

Transfer Agent and Registrar

Our transfer agent for our common stock is ComputerShare. The transfer agent’s address is 250 Royal Street, Canton, MA 02021.

Corporate Stock Transfer will act as our transfer agent and registrar for the Series E Preferred. Corporate Stock Transfer’s address is 3200 Cherry Creek South Drive, Suite 430, Denver, Colorado 80209.

PLAN OF DISTRIBUTION

We are offering the Series E Preferred and Conversion Shares directly to the purchasers hereunder. We currently anticipate that the closing of the sale of such securities under this prospectus supplement will take place on or about February 4, 2015. On the closing date, we will issue the shares of Series E Preferred to the purchasers and we will receive funds in the amount of the Series E Preferred purchase price of $1,000 per share.  Approximately 2,000 shares of Series E Preferred offered hereunder will be issued in exchange for the Outstanding Balance under the $5.0M Line of Credit.

The Series E Preferred was offered directly to the purchasers without a placement agent, underwriter, broker or dealer. The expenses of this offering payable by us are estimated to be approximately $75,000.

We shall have the right, in our sole discretion, to accept or reject any Series E Preferred subscription, in whole or in part, and to allocate stock among subscribers in any manner. We shall sell less than the maximum dollar amount of securities offered pursuant to this prospectus supplement if we must do so in order to remain in compliance with General Instruction I.B.1 of Form S-3, pursuant to which these securities are registered with the SEC.

We will use our best efforts to provide purchasers who purchase our stock with book-entry interests in registered global securities deposited with The Depository Trust Company (“DTC”) (or another custodian) and registered in the name of DTC or a nominee of DTC (or in the name of such other custodian or its nominee). Alternatively, purchasers may receive their stock in some other customary form pursuant to special arrangements with us. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).

LEGAL MATTERS

Certain legal matters in connection with this offering were passed upon for us by Disclosure Law Group of San Diego, California.

EXPERTS

The financial statements of the Company incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been audited by Mayer Hoffman McCann P.C. of San Diego, California, an independent registered public accounting firm as set forth in their report thereon.  Such financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered hereby. The registration statement, including the attached exhibits and schedules and the information incorporated by reference, contains additional relevant information about the securities and the Company. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information and the registration statement at the SEC public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.

In addition, the SEC maintains an internet website that contains reports, proxy statements and other information about issuers of securities, like the Company, which file such material electronically with the SEC. The address of that website is www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus supplement:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 17, 2014;
●	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, filed on May 12, 2014;
●	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014, filed on August 11, 2014;
●	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014, filed on November 17, 2014
●	Current Report on Form 8-K, filed on March 13, 2014;
●	Current Report on Form 8-K, filed on March 17, 2014;
●	Current Report on Form 8-K, filed on July 22, 2014;
●	Current Report on Form 8-K, filed on August 12, 2014;
●	Current Report on Form 8-K, filed on November 20, 2014;
●	Current Report on Form 8-K, filed on December 5, 2014;
●	Current Report on Form 8-K, filed on December 10, 2014;
●	Current Report on Form 8-K, filed on January 15, 2015; and

    The description of our Common Stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on March 21, 2000, including any amendment or report filed with the SEC for the purpose of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this Prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus supplement and accompanying base prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and accompanying base prospectus.

 We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

ImageWare Systems, Inc.
Attn: Corporate Secretary
10815 Rancho Bernardo Road, Suite 310
San Diego, California 92127
(858) 673-8600

    This prospectus supplement and accompanying base prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus supplement and accompanying base prospectus. We have not authorized anyone to provide information other than that provided in this prospectus supplement and accompanying base prospectus. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement and accompanying base prospectus is accurate as of any date other than the date on the front of the document.

 BASE PROSPECTUS

$12,000,000

COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS

By this Prospectus and accompanying prospectus supplements, we may, from time to time, offer and sell, in one or more offerings, up to $12.0 million in any combination of the securities described in this Prospectus.

We will provide you with more specific terms of these securities in one or more supplements to this Prospectus. You should read this Prospectus and any applicable prospectus supplement carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this Prospectus will provide the specific terms of the plan of distribution and identify selling stockholders, if any. The price to the public of such securities, and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is quoted on the OTCQB under the symbol “IWSY”. The last reported sale price of our common stock on January 23, 2015 was $1.71 per share.

Investing in the securities offered by this Prospectus is highly speculative and involves a high degree of risk.  See "Risk Factors" beginning on page 3 of this Prospectus for factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is January 23, 2015

ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process.  Under this shelf registration process, we may sell the securities described in this Prospectus in one or more offerings.  This Prospectus provides you with a general description of the securities which may be offered.  Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this Prospectus.  You should read both this Prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this Prospectus, and in any prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized, or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.  You should not assume that the information in this Prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this Prospectus or any prospectus supplement is accurate as of any date other than its respective date.  Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus. This summary does not contain all the information you should consider before buying our common stock. You should read the following summary together with the more detailed information appearing in this Prospectus, including our risk factors beginning on page 3, before deciding whether to purchase the securities offered hereby.

    Unless the context otherwise requires, we use the terms “ImageWare Systems,” the “Company,” “we,” “us” and “our” in this Prospectus to refer to ImageWare Systems, Inc. and its subsidiaries on a consolidated basis.

 Overview

We are a pioneer and leader in the market for biometrically enabled software-based identity management solutions. We develop mobile and cloud-based identity management solutions providing biometric, secure credential and law enforcement technologies. Our patented biometric product line includes our flagship product, the Biometric Engine®, a hardware and algorithm independent multi-biometric engine, enables the enrollment and management of unlimited population sizes.  Our identification products are used to create, issue and manage secure credentials, including national IDs, passports, driver's licenses, smart cards and access control credentials. Our digital booking products provide law enforcement with integrated mugshots, fingerprint livescans, and investigative capabilities.  We are headquartered in San Diego, California, with offices in Portland, Oregon, Washington, D.C., Mexico, and Ottawa, Ontario.

    Historically, we have marketed our products to government entities at the federal, state and local levels, however, the emergence of cloud based computing, a mobile market that demands increased security and interoperable systems, and the proven success of our products in the government markets, has enabled us to enlarge our target market focus to include the emerging consumer and non-government enterprise marketplace.

Recent Developments

Recent Contracts

On June 27, 2014, the Company announced that it was selected to implement a multi-modal biometric driver license system for the State of Baja California, Mexico.  The contract was awarded by the Funciones Ocupacionales Insha, S.A. de C.V., the prime contractor on the project.  The contract is valued at more than $1.0 million and its software will help generate more than one million driver licenses over the next three years. The Company anticipates that it will receive one-time license fees for its software upon delivery, and ongoing payments for its professional services and maintenance as delivered.  The Company will help to deploy the system at governmental offices in the largest cities in the state, including Tijuana, Mexicali, Tecate and Rosarito, as well as implement mobile stations through the state. The project began in the third quarter of 2014.

Lines of Credit

The Company currently has two unsecured lines of credit, one with maximum available borrowings of up to $5.0 million that matures in March 2017 (the “$5.0 Million Line of Credit”) and another with maximum available borrowings of up to $500,000 that matures in March 2015 (the “$500K Line of Credit”) (together, the “Lines of Credit”). The Lines of Credit were extended by two existing members of our Board of Directors (the “Holders”) and, at the election of the Holders, are convertible into shares of the Company’s common stock at prices ranging from $0.95 per share to $2.30 per share, in accordance with the terms and conditions of the Lines of Credit.

            Advances under the Lines of Credit are made at the Company’s request. As of January 23, 2015, the Company has received $1.95 million in advances under the $5.0 Million Line of Credit and no advances under the $500K Line of Credit.

THE OFFERING

Issuer	ImageWare Systems, Inc.

Sellers	This Prospectus relates to the sale by us of shares of our common stock, shares of our preferred stock, warrants or units.

Securities Offered
Up to $12.0 million worth of shares of our common stock, shares of our preferred stock, warrants and units, to be sold by us from time to time. The prices at which we may sell these securities will be determined by the prevailing market price for the shares or in negotiated transactions.

Exchange	Our common stock is quoted on the OTCQB under the symbol “IWSY”.

Risk Factors	Investing in our common stock involves significant risk. See “Risk Factors” for a discussion of the risks associated with an investment in our common stock.

RISK FACTORS

An investment in the securities offered hereby involves a high degree of risk. Before investing in our common stock, you should consider carefully the specific risks detailed in this “Risk Factors” section and any Prospectus or prospectus supplement. If any of these risks occur, our business, results of operations and financial condition could be harmed, the price of our common stock could decline, and you may lose all or part of your investment.

 We have a history of significant recurring losses totaling approximately $134 million at September 30, 2014, and these losses may continue in the future.

As of September 30, 2014 and December 31, 2013, we had an accumulated deficit of $134 and $128 million, respectively, and these losses may continue in the future. We expect to continue to incur significant sales and marketing, research and development, and general and administrative expenses. As a result, we will need to generate significant revenues to achieve profitability, and we may never achieve profitability.

We may be required to increase the amount borrowed under the existing $5.0 Million Line of Credit and/or seek additional debt or equity financing to fund our short-term working capital requirements, which borrowings and financing may not be available to us.

     Subsequent to September 30, 2014, we incurred borrowings under the $5.0 Million Line of Credit, of which $3.05 million was available at January 23, 2015. We anticipate needing to increase our borrowings under the $5.0 Million Line of Credit to continue to fund our working capital needs, thereby increasing the aggregate amount of indebtedness due and payable on or before the maturity date of the $5.0 Million Line of Credit in March 2017.

     We do not anticipate generating sufficient revenue and profit to repay borrowings under the $5.0 Million Line of Credit in full when due. Therefore, unless the holder of the note issued under the $5.0 Million Line of Credit converts any outstanding balance into shares of common stock, we will need to seek an extension of the maturity date of the $5.0 Million Line of Credit on or before March 27, 2017. If we are unable to extend the maturity date of the $5.0 Million Line of Credit, we will be required to raise additional capital through debt and/or equity financing to continue our operations.  No assurances can be given that any such financing will be available to us on favorable terms, if at all. At this time, we do not have any commitments for alternative financing or for an extension of the maturity date of the $5.0 Million Line of Credit past March 2017. The inability to obtain debt or equity financing in a timely manner and in amounts sufficient to fund our operations, if necessary, would have an immediate and substantial adverse impact on our business, financial condition or results of operations.

We do not currently believe that our existing cash resources are sufficient to meet our anticipated needs over the next twelve months, causing substantial doubt about our ability to continue as a going concern.

At September 30, 2014, our principal sources of liquidity consisted of cash and cash equivalents of $488,000 and accounts receivable, net of $261,000.  As of September 30, 2014, we had negative working capital of approximately $1.6 million, which included approximately $2.0 million of deferred revenue. We have a history of recurring losses, and as of September 30, 2014, we have incurred a cumulative net loss of approximately $134.3 million.

Due to our reoccurring losses and the uncertainty of our ability to meet our cash requirements to fund our current operations, working capital, and spending over the next 12 months, there is substantial doubt about our ability to continue as a going concern, which may materially adversely affect our ability to raise new capital or to enter into critical contractual relations with third parties. If we fail to raise additional capital, including from sales revenues, loans or other external funding sources, we may be required to change our planned business strategies. If we are unable to obtain adequate financing, we may not be able to successfully develop and market our software products and services. As a result, we would need to curtail business operations, which would have a material negative effect on operating results, the value of our outstanding stock is likely to fall, and our business may fail, causing our stockholders to lose their entire investments.

Our operating results have fluctuated in the past and are likely to fluctuate significantly in the future.

Our operating results have fluctuated in the past.  These fluctuations in operating results are the consequence of:

●	varying demand for and market acceptance of our technology and products;
●	changes in our product or customer mix;
●	the gain or loss of one or more key customers or their key customers, or significant changes in the financial condition of one or more of our key customers or their key customers;
●	our ability to introduce, certify and deliver new products and technologies on a timely basis;
●	the announcement or introduction of products and technologies by our competitors;
●	competitive pressures on selling prices;
●	costs associated with acquisitions and the integration of acquired companies, products and technologies;
●	our ability to successfully integrate acquired companies, products and technologies;
●	our accounting and legal expenses; and
●	general economic conditions.

These factors, some of which are not within our control, will likely continue in the future. To respond to these and other factors, we may need to make business decisions that could result in failure to meet financial expectations. If our quarterly operating results fail to meet or exceed the expectations of securities analysts or investors, our stock price could drop suddenly and significantly. Most of our expenses, such as employee compensation, inventory and debt repayment obligations, are relatively fixed in the short term. Moreover, our expense levels are based, in part, on our expectations regarding future revenue levels. As a result, if our revenue for a particular period were below our expectations, we would not be able to proportionately reduce our operating expenses for that period. Any revenue shortfall would have a disproportionately negative effect on our operating results for the period.

We depend upon a small number of large system sales ranging from $100,000 to in excess of $2,000,000 and we may fail to achieve one or more large system sales in the future.

Historically, we have derived a substantial portion of our revenues from a small number of sales of large, relatively expensive systems, typically ranging in price from $100,000 to $2,000,000. If we fail to receive orders for these large systems in a given sales cycle on a consistent basis, our business could be significantly harmed. Further, our quarterly results are difficult to predict because we cannot predict in which quarter, if any, large system sales will occur in a given year. As a result, we believe that quarter-to-quarter comparisons of our results of operations are not a good indication of our future performance. In some future quarters, our operating results may be below the expectations of securities analysts and investors, in which case the market price of our common stock may decrease significantly.

Our lengthy sales cycle may cause us to expend significant resources for as long as one year in anticipation of a sale to certain customers, yet we still may fail to complete the sale.

When considering the purchase of a large computerized identity management system, potential customers of ours may take as long as eighteen months to evaluate different systems and obtain approval for the purchase. Under these circumstances, if we fail to complete a sale, we will have expended significant resources and received no revenue in return. Generally, customers consider a wide range of issues before committing to purchase our products, including product benefits, ability to operate with their current systems, product reliability and their own budgetary constraints. While potential customers are evaluating our products, we may incur substantial selling costs and expend significant management resources in an effort to accomplish potential sales that may never occur. In times of economic recession, our potential customers may be unwilling or unable to commit resources to the purchase of new and costly systems.

 A significant number of our customers and potential customers are government agencies that are subject to unique political and budgetary constraints and have special contracting requirements, which may affect our ability to obtain new and retain current government customers.

A significant number of our customers are government agencies. These agencies often do not set their own budgets and therefore have little control over the amount of money they can spend from quarter-to-quarter or year-to-year. In addition, these agencies experience political pressure that may dictate the manner in which they spend money. Due to political and budgetary processes and other scheduling delays that may frequently occur relating to the contract or bidding process, some government agency orders may be canceled or substantially delayed, and the receipt of revenues or payments from these agencies may be substantially delayed. In addition, future sales to government agencies will depend on our ability to meet government contracting requirements, certain of which may be onerous or impossible to meet, resulting in our inability to obtain a particular contract. Common requirements in government contracts include bonding requirements, provisions permitting the purchasing agency to modify or terminate at will the contract without penalty, and provisions permitting the agency to perform investigations or audits of our business practices, any of which may limit our ability to enter into new contracts or maintain our current contracts.

During the nine-months ended September 30, 2014, two customers accounted for approximately 38% our total revenues. Any material decrease in revenue from these customers, or in the event the Company is unable to replace the revenue with additional customers, our financial condition and results from operations could be materially and adversely affected.

During the nine-months ended September 30, 2014, two customers accounted for approximately 38% or $346,000 of our total revenues. If these customers were to significantly reduce their relationship with the Company, or in the event the Company is unable to replace the revenue through the sale of its products to additional customers, the Company’s financial condition and results from operations could be negatively impacted, and such impact would be material.

We occasionally rely on systems integrators to manage our large projects, and if these companies do not perform adequately, we may lose business.

We occasionally act as a subcontractor to systems integrators who manage large projects that incorporate our systems, particularly in foreign countries. We cannot control these companies, and they may decide not to promote our products or may price their services in such a way as to make it unprofitable for us to continue our relationship with them. Further, they may fail to perform under agreements with their customers, in which case we might lose sales to these customers. If we lose our relationships with these companies, our business, financial condition and results of operations may suffer.

If the patents we own or license, or our other intellectual property rights, do not adequately protect our products and technologies, we may lose market share to our competitors and our business, financial condition and results of operations would be adversely affected.

Our success depends significantly on our ability to protect our rights to the technologies used in our products. We rely on patent protection, trade secrets, as well as a combination of copyright and trademark laws and nondisclosure, confidentiality and other contractual arrangements to protect our technology. However, these legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. In addition, we cannot be assured that any of our current and future pending patent applications will result in the issuance of a patent to us. The U.S. Patent and Trademark Office (“PTO”) may deny or require significant narrowing of claims in our pending patent applications, and patents issued as a result of the pending patent applications, if any, may not provide us with significant commercial protection or may not be issued in a form that is advantageous to us. We could also incur substantial costs in proceedings before the PTO. These proceedings could result in adverse decisions as to the claims included in our patents.

Our issued and licensed patents and those that may be issued or licensed in the future may be challenged, invalidated or circumvented, which could limit our ability to stop competitors from marketing related products. Additionally, upon expiration of our issued or licensed patents, we may lose some of our rights to exclude others from making, using, selling or importing products using the technology based on the expired patents. We also must rely on contractual rights with the third parties that license technology to us to protect our rights in the technology licensed to us. Although we have taken steps to protect our intellectual property and technology, there is no assurance that competitors will not be able to design around our patents. We also rely on unpatented proprietary technology. We cannot assure you that we can meaningfully protect all our rights in our unpatented proprietary technology or that others will not independently develop substantially equivalent proprietary products or processes or otherwise gain access to our unpatented proprietary technology. We seek to protect our know-how and other unpatented proprietary technology with confidentiality agreements and intellectual property assignment agreements with our employees. However, such agreements may not provide meaningful protection for our proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements or in the event that our competitors discover or independently develop similar or identical designs or other proprietary information. In addition, we rely on the use of registered and common law trademarks with respect to the brand names of some of our products. Our common law trademarks provide less protection than our registered trademarks. Loss of rights in our trademarks could adversely affect our business, financial condition and results of operations.

Furthermore, the laws of foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States. If we fail to apply for intellectual property protection or if we cannot adequately protect our intellectual property rights in these foreign countries, our competitors may be able to compete more effectively against us, which could adversely affect our competitive position, as well as our business, financial condition and results of operations.

If third parties claim that we infringe their intellectual property rights, we may incur liabilities and costs and may have to redesign or discontinue selling certain products.

Whether a product infringes a patent involves complex legal and factual issues, the determination of which is often uncertain. We face the risk of claims that we have infringed on third parties’ intellectual property rights. Searching for existing intellectual property rights may not reveal important intellectual property and our competitors may also have filed for patent protection, which is not as yet a matter of public knowledge, or claimed trademark rights that have not been revealed through our availability searches. Our efforts to identify and avoid infringing on third parties’ intellectual property rights may not always be successful. Any claims of patent or other intellectual property infringement, even those without merit, could:

●	increase the cost of our products;

●	be expensive and time consuming to defend;

●	result in us being required to pay significant damages to third parties;

●	force us to cease making or selling products that incorporate the challenged intellectual property;

●	require us to redesign, reengineer or rebrand our products;

●	require us to enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property, the terms of which may not be acceptable to us;

●	require us to indemnify third parties pursuant to contracts in which we have agreed to provide indemnification to such parties for intellectual property infringement claims;

●	divert the attention of our management; and

●	result in our customers or potential customers deferring or limiting their purchase or use of the affected products until the litigation is resolved.

In addition, new patents obtained by our competitors could threaten a product’s continued life in the market even after it has already been introduced.

We operate in foreign countries and are exposed to risks associated with foreign political, economic and legal environments and with foreign currency exchange rates.

We have significant foreign operations. As a result, we are exposed to risks, including among others, risks associated with foreign political, economic and legal environments and with foreign currency exchange rates. Our results may be adversely affected by, among other things, changes in government policies with respect to laws and regulations, anti-inflation measures, currency conversions, collection of receivables abroad and rates and methods of taxation.

We depend on key personnel, the loss of any of whom could materially adversely affect future operations.

Our success will depend to a significant extent upon the efforts and abilities of our executive officers and other key personnel. The loss of the services of one or more of these key employees and any negative market or industry perception arising from the loss of such services could have a material adverse effect on us and the trading price of our common stock.  Our business will also be dependent upon our ability to attract and retain qualified personnel. Acquiring and keeping these personnel could prove more difficult or cost substantially more than estimated and we cannot be certain that we will be able to retain such personnel or attract a high caliber of personnel in the future.

We face competition from companies with greater financial, technical, sales, marketing and other resources, and, if we are unable to compete effectively with these competitors, our market share may decline and our business could be harmed.

We face competition from other established companies. A number of our competitors have longer operating histories, larger customer bases, significantly greater financial, technological, sales, marketing and other resources than we do.  As a result, our competitors may be able to respond more quickly than we can to new or changing opportunities, technologies, standards or client requirements, more quickly develop new products or devote greater resources to the promotion and sale of their products and services than we can.  Likewise, their greater capabilities in these areas may enable them to better withstand periodic downturns in the identity management solutions industry and compete more effectively on the basis of price and production.  In addition, new companies may enter the markets in which we compete, further increasing competition in the identity management solutions industry.

We believe that our ability to compete successfully depends on a number of factors, including the type and quality of our products and the strength of our brand names, as well as many factors beyond our control. We may not be able to compete successfully against current or future competitors, and increased competition may result in price reductions, reduced profit margins, loss of market share and an inability to generate cash flows that are sufficient to maintain or expand the development and marketing of new products, any of which would adversely impact our results of operations and financial condition.

Risks Related to Our Securities

Our common stock is subject to “penny stock” rules.

Our stock is currently defined as a “penny stock” under Rule 3a51-1 promulgated under the Exchange Act.  “Penny stocks” are subject to Rules 15g-2 through 15g-7 and Rule 15g-9, which impose additional sales practice requirements on broker-dealers that sell penny stocks to persons other than established customers and institutional accredited investors. Among other things, for transactions covered by these rules, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. Consequently, these rules may affect the ability of broker-dealers to sell our common stock and affect the ability of holders to sell their shares of our common stock in the secondary market. To the extent our common stock is subject to the penny stock regulations, the market liquidity for our shares will be adversely affected.

The holders of our preferred stock have certain rights and privileges that are senior to our common stock, and we may issue additional shares of preferred stock without stockholder approval that could have a material adverse effect on the market value of the common stock.

Our Board of Directors (“Board”) has the authority to issue a total of up to four million shares of preferred stock and to fix the rights, preferences, privileges, and restrictions, including voting rights, of the preferred stock, which typically are senior to the rights of the common stockholders, without any further vote or action by the common stockholders. The rights of our common stockholders will be subject to, and may be adversely affected by, the rights of the holders of the preferred stock that have been issued, or might be issued in the future. Preferred stock also could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. This could delay, defer, or prevent a change in control. Furthermore, holders of preferred stock may have other rights, including economic rights, senior to the common stock. As a result, their existence and issuance could have a material adverse effect on the market value of the common stock. We have in the past issued and may from time to time in the future issue, preferred stock for financing or other purposes with rights, preferences, or privileges senior to the common stock. As of January 23, 2015 we had one series of preferred stock outstanding, Series B Convertible Redeemable Preferred Stock (“Series B Preferred”).

The provisions of our Series B Preferred prohibit the payment of dividends on the common stock unless the dividends on those preferred shares are first paid. In addition, upon a liquidation, dissolution or sale of our business, the holders of the Series B Preferred will be entitled to receive, in preference to any distribution to the holders of common stock, initial distributions of $2.50 per share, plus all accrued but unpaid dividends.  We had cumulative undeclared dividends on the Series B Preferred of approximately $11,700 as of January 23, 2015.

Certain large shareholders may have certain personal interests that may affect the Company.

As a result of the shares issued to Goldman Capital Management and related entities (together, “Goldman”) in connection with certain private placement transactions, Goldman beneficially owns, in the aggregate, approximately 36% of the Company’s outstanding voting securities, based on the 93,507,150 shares of our common stock issued and outstanding on January 23, 2015.   Additionally, Neal Goldman, principal of Goldman, serves as a director on our Board.  As a result, Goldman has the potential ability to exert influence over both the actions of the Board and the outcome of issues requiring approval by the Company’s shareholders.  This concentration of ownership may have effects such as delaying or preventing a change in control of the Company that may be favored by other shareholders or preventing transactions in which shareholders might otherwise recover a premium for their shares over current market prices.

Our stock price has been volatile, and your investment in our common stock could suffer a decline in value.

There has been significant volatility in the market price and trading volume of equity securities, which is unrelated to the financial performance of the companies issuing the securities. These broad market fluctuations may negatively affect the market price of our common stock. You may not be able to resell your shares at or above the price you pay for those shares due to fluctuations in the market price of our common stock caused by changes in our operating performance or prospects and other factors.

        Some specific factors that may have a significant effect on our common stock market price include:

●	actual or anticipated fluctuations in our operating results or future prospects;
●	our announcements or our competitors’ announcements of new products;
●	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;
●	strategic actions by us or our competitors, such as acquisitions or restructurings;
●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
●	changes in accounting standards, policies, guidance, interpretations or principles;
●	changes in our growth rates or our competitors’ growth rates;
●	developments regarding our patents or proprietary rights or those of our competitors;
●	our inability to raise additional capital as needed;
●	substantial sales of common stock underlying warrants and preferred stock;
●	concern as to the efficacy of our products;
●	changes in financial markets or general economic conditions;
●	sales of common stock by us or members of our management team; and
●	changes in stock market analyst recommendations or earnings estimates regarding our common stock, other comparable companies or our industry generally.

Our future sales of our common stock could adversely affect its price and our future capital-raising activities could involve the issuance of equity securities, which would dilute shareholders’ investments and could result in a decline in the trading price of our common stock.

We may sell securities in the public or private equity markets if and when conditions are favorable, even if we do not have an immediate need for additional capital at that time. Sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital. We may issue additional common stock in future financing transactions or as incentive compensation for our executive management and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding shares of common stock. The market price for our common stock could decrease as the market takes into account the dilutive effect of any of these issuances. Furthermore, we may enter into financing transactions at prices that represent a substantial discount to the market price of our common stock. A negative reaction by investors and securities analysts to any discounted sale of our equity securities could result in a decline in the trading price of our common stock.

Our corporate documents and Delaware law contain provisions that could discourage, delay or prevent a change in control of our company.

Provisions in our certificate of incorporation and bylaws may discourage, delay or prevent a merger or acquisition involving us that our stockholders may consider favorable. For example, our certificate of incorporation authorizes preferred stock, which carries special rights, including voting and dividend rights. With these rights, preferred stockholders could make it more difficult for a third party to acquire us.

We are also subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. Under these provisions, if anyone becomes an “interested stockholder,” we may not enter into a “business combination” with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change of control. For purposes of Section 203, “interested stockholder” means, generally, someone owning 15% or more of our outstanding voting stock or an affiliate of ours that owned 15% or more of our outstanding voting stock during the past three years, subject to certain exceptions as described in Section 203.

We do not expect to pay cash dividends on our common stock for the foreseeable future.

We have never paid cash dividends on our common stock and do not anticipate that any cash dividends will be paid on the common stock for the foreseeable future. The payment of any cash dividend by us will be at the discretion of our Board and will depend on, among other things, our earnings, capital, regulatory requirements and financial condition. Furthermore, the terms of our Series B Preferred directly limit our ability to pay cash dividends on our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our ability to implement our business strategy;
●	anticipated trends and challenges in our business and the markets in which we operate;
●	our expected future financial performance;
●	our expectations regarding our operating expenses;
●	our ability to anticipate market needs or develop new or enhanced products to meet those needs;
●	our expectations regarding market acceptance of our products;
●	our ability to compete in our industry and innovation by our competitors;
●	our ability to protect our confidential information and intellectual property rights;
●	our ability to successfully identify and manage any potential acquisitions;
●	our ability to manage expansion into international markets;
●	our ability to maintain or broaden our business relationships and develop new relationships with strategic alliances, suppliers, customers, distributors or otherwise;
●	our ability to recruit and retain qualified sales, technical and other key personnel;
●	our ability to manage growth.

All forward-looking statements involve risks, assumptions and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results. See the section titled “Risk Factors” and elsewhere in this Prospectus for a more complete discussion of these risks, assumptions and uncertainties and for other risks and uncertainties. These risks, assumptions and uncertainties are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Prospectus might not occur.

Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other things contemplated by the forward-looking statements will not occur. Forward-looking statements in this Prospectus are based on management’s beliefs and opinions at the time the statements are made. The forward-looking statements contained in this Prospectus are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this Prospectus are made as of the date of this Prospectus and we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information, future events or otherwise, except as required by applicable securities laws.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities we sell in an offering under this Prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchases in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which were filed as exhibits to our Definitive Proxy Statement on Schedule 14A, filed on November 15, 2005.

Description of Common Stock

We are authorized to issue 150,000,000 shares of our common stock, $0.01 par value per share, and 4,000,000 shares of preferred stock, $0.01 par value per share.

As of January 23, 2015 we had 93,507,150 shares of common stock outstanding. Our authorized but unissued shares of common stock are available for issuance without action by our stockholders. All shares of common stock now outstanding are fully paid and non-assessable.

The holders of our common stock have equal ratable rights to dividends from funds legally available, when, as and if declared by our Board.  To date, we have not paid any dividends on our common stock. Holders of common stock are also entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs. The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

The holders of shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and in such event, the holders of the remaining shares will not be able to elect any of our directors.  The holders of 50% percent of the outstanding common stock constitute a quorum at any meeting of shareholders, and the vote by the holders of a majority of the outstanding shares are required to effect certain fundamental corporate changes, such as liquidation, merger or amendment of our certificate of incorporation.

Description of Preferred Stock

Our Board has the authority, without action by our stockholders to designate and to issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock upon the rights of holders of our common stock until our Board determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things:

●	restricting dividends on our common stock;

●	diluting the voting power of our common stock;

●	impairing the liquidation rights of our common stock; or

●	delaying or preventing a change in control of our company without further action by our stockholders.

As of January 23, 2015 we had one series of preferred stock outstanding, Series B Convertible Redeemable Preferred Stock, outstanding.

Series B Preferred Stock

In April 1995, the Company’s Certificate of Incorporation was amended to authorize 750,000 shares of Series B Preferred. Each 5.275 share of Series B Preferred is convertible into one share of the Company’s common stock.

The holders of Series B Preferred are entitled to cumulative preferred dividends payable at the rate of $0.2125 per share, per annum, subject to legally available funds. Shares of Series B Preferred and accrued but unpaid dividends are convertible at the option of the holder into shares of common stock at a conversion price equal to the original Series B Preferred issue price, as adjusted to prevent dilution. The Series B Preferred automatically convert into shares of common stock upon the closing of an underwritten public offering at a price per common share of not less than $31.65. If the public offering price is less than $31.65 but at least $21.10 per share, the conversion shall still be automatic upon written consent of a majority of the then outstanding shareholders of Series B Preferred.

The holders of Series B Preferred, on an as-converted basis, have the same voting rights per share as common stock; provided, that the holders of Series B Preferred have a special right to elect one director if the Company defaults in the payment of any dividend to the holders of Series B Preferred. The holders of Series B Preferred are entitled to initial distributions of $2.50 per share of Series B Preferred outstanding, upon liquidation and in preference to common shares and any other series of preferred stock plus all accrued but unpaid dividends.

The Company presently has the right to redeem all or some of the outstanding shares of Series B Preferred at a price equal to the original issue price, plus all accrued but unpaid dividends.

The Company had 239,400 shares of Series B Preferred outstanding as of January 23, 2015 and cumulative undeclared dividends of approximately $11,700.

Description of Warrants

We may issue warrants to purchase shares of our common stock.  As explained below, each warrant, if offered, will entitle its holder to purchase our common stock at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement.  As explained below, warrants may be issued separately or together with equity securities as units.

The particular terms of each issue of warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the warrants;

●	the initial offering price;

●	the aggregate number of warrants and the aggregate number of shares of common stock purchasable upon exercise of the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum number of the warrants that may be exercised at any one time;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants;

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

●	the exercise price.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the common stock purchasable upon exercise of the warrants.

Description of Units

We may issue units consisting of one or more shares of common stock and warrants, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock” and “Description of Warrants” will apply to each unit and to any common stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Transfer Agent

Our transfer agent is ComputerShare. The transfer agent’s address is 250 Royal Street, Canton, MA 02021.

Anti-Takeover Effects of Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws

Certain provisions of Delaware law and our certificate of incorporation and bylaws discussed below may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our company to first negotiate with our Board. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law.

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date of the transaction, the Board of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

●
at or subsequent to the date of the transaction, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder

Section 203 defines a “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●
subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

●	the owner of 15% or more of the outstanding voting stock of the corporation;

●
an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

●	the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Our certificate of incorporation and bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our Board since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Certificate of Incorporation and Bylaws.

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

●
permit our Board to issue up to 4,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change of control);

●
provide that the authorized number of directors may be changed only by the vote of a majority of the Company’s shareholders at a properly convened annual meeting, or by the written consent of a majority of the Company’s shareholders, or by the Board;

●
provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●
provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice; and

●
do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this Prospectus and any related prospectus supplement for general corporate purposes. These purposes may include capital expenditures and additions to working capital. When a particular series of securities is offered, the prospectus supplement relating to that series will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

PLAN OF DISTRIBUTION

We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, if applicable;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in a prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement that names the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the OTCQB may engage in passive market making transactions in the securities on the OTCQB in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this Prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters in connection with this offering were passed upon for us by Disclosure Law Group of San Diego, California.

EXPERTS

The financial statements of the Company incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been audited by Mayer Hoffman McCann P.C. of San Diego, California, an independent registered public accounting firm as set forth in their report thereon.  Such financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available, at no charge, to the public at the SEC’s web site at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this Prospectus:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 17, 2014;
●	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, filed on May 12, 2014;
●	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014, filed on August 11, 2014;
●	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014, filed on November 17, 2014
●	Current Report on Form 8-K, filed on March 13, 2014;
●	Current Report on Form 8-K, filed on March 17, 2014;
●	Current Report on Form 8-K, filed on July 22, 2014;
●	Current Report on Form 8-K, filed on August 12, 2014;
●	Current Report on Form 8-K, filed on November 20, 2014;
●	Current Report on Form 8-K, filed on December 5, 2014;
●	Current Report on Form 8-K, filed on December 10, 2014;

    The description of our common stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on March 21, 2000, including any amendment or report filed with the SEC for the purpose of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this Prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this Prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the Prospectus but not delivered with the Prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

ImageWare Systems, Inc.
Attn: Corporate Secretary
10815 Rancho Bernardo Road, Suite 310
San Diego, California 92127
(858) 673-8600

This Prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this Prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this Prospectus and any accompanying prospectus supplement. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.